                             CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made as of July 1, 1997, by and between Suiza Foods Corporation, a Delaware corporation (the "Company"), and Cletes O. Beshears ("Consultant").

     WHEREAS, Consultant has been serving as President of the Company pursuant to an employment agreement with the Company, dated as of March 31, 1995 (as amended on February 29, 1996), which was scheduled to expire on March 31, 1999 (the "Employment Agreement");

     WHEREAS, the parties desire to terminate the Employment Agreement and enter into a consulting relationship, under which Consultant would provide services to the Company in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, the Company and Consultant agree as follows.

     1. TERMINATION OF EMPLOYMENT AGREEMENT. Consultant hereby resigns as President of the Company, and the Company hereby accepts such resignation. The Company and Consultant hereby agree that the existing Employment Agreement is terminated and that neither party has any further liabilities or obligations to the other pursuant to the Employment Agreement, except for the payment of compensation through the date of this Agreement (to the extent not previously paid).

     2. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, the Company agrees to engage Consultant as an independent business consultant for dairy acquisitions, and Consultant agrees to perform such consulting services for the Company diligently and to the reasonable satisfaction of the Company's Board of Directors. The Company anticipates that Consultant will continue to serve as a member of the Board of Directors of the Company (the "Board") and as a member of the Executive Committee of the Board, and the Company will use its best efforts to cause Consultant to be elected to the office of Vice Chairman of the Board of Directors. Consultant will report to the Chairman of the Board and will comply with the policies and guidelines established by the Board from time to time.

     3. TERM AND TERMINATION. The term of Consultant's engagement under this Agreement (the "Term") will commence on the date hereof and continue until December 31, 1998; provided that the Company may end the Term earlier under the following circumstances:

          (a)  in the event of Consultant's death;

          (b) if Consultant is totally disabled so that he has been unable to perform his duties and responsibilities hereunder for a period of 180 consecutive days;

          (c) if the Board terminates this Agreement with "cause" (as defined below); or

          (d) if Consultant materially breaches the terms of this Agreement and such breach remains uncured after a reasonable opportunity to cure such breach.

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If the Company terminates this Agreement pursuant to this paragraph prior to the stated end of the Term, Consultant (or his representative in the event of his death) will be entitled to receive payment of all compensation earned through the date of termination. If the Term ends pursuant to clause (a) or clause (b) above, Consultant (or his representative) will not be required to repay any unearned portion of the retainer previously paid pursuant to SECTION 4. The provisions of SECTIONS 6, 7 and 8 hereof will survive any termination in accordance with their terms. As used in this Agreement, termination with "cause" means any termination for (i) the commission of an act of fraud or embezzlement against the Company, (ii) conviction of a felony or a crime involving moral turpitude, (iii) gross negligence or willful misconduct in performing Consultant's duties hereunder, or (iv) breach of fiduciary duty in connection with Consultant's engagement by the Company.

     4. COMPENSATION. During the Term of this Agreement, Consultant will be entitled to receive the compensation described in EXHIBIT A. All of Consultant's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

     5. BENEFITS. During the term of this Agreement, the Company will reimburse Consultant for premiums paid by Consultant to continue his existing health insurance coverage and for the cost of one physical examination per year. The Company will also reimburse Consultant for reasonable out-of-pocket business expenses incurred and documented in accordance with the policies of the Company in effect from time to time.

     6.   CONFIDENTIAL INFORMATION.

          (a) In the course of performing services for the Company under this Agreement, Consultant may receive or have access to commercially valuable, confidential or proprietary information. "Confidential Information" means all confidential information, whether oral or written, now or hereafter developed, acquired or used by the Company and relating to the business of the Company that is not generally known to others in the Company's area of business, including without limitation (to the extent confidential) (i) any trade secrets, work product, processes, analyses or know-how of the Company; (ii) the Company's advertising, product development, strategic and business plans and information;
(iii) the prices at which the Company has sold or offered to sell its products or services; and (iv) the Company's financial statements and other financial information.

          (b) Consultant acknowledges and agrees that the Confidential Information (to the extent is can be owned) is and will be the sole and exclusive property of the Company. Consultant will not use any Confidential Information for his own benefit or disclose any Confidential Information to any third party (except in the course of performing his authorized duties for the Company under this Agreement), either during or subsequent to his engagement by the Company. Upon termination of his engagement by the Company, Consultant will promptly deliver to the Company all documents, computer disks and other computer storage devices and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or

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otherwise relating in any way to the Company's business that are in his possession or under his control.

     7. RESTRICTIVE COVENANT. In consideration of the Company's agreement to engage Consultant, Consultant hereby agrees that, during the period Consultant is engaged by the Company and for two years thereafter, Consultant will not (except in the course of performing his authorized duties for the Company under this Agreement), directly or indirectly, on his own behalf or as an officer, director, employee, consultant or other agent of, or as a stockholder, partner or other investor in, any person or entity (other than the Company or its affiliates):

          (a) engage in the business of manufacturing, processing, distributing, marketing or selling dairy products, packaged ice or plastic containers (the "Business") within the geographic area currently served by the Company and its subsidiaries (the "Territory");

          (b) directly or indirectly influence or attempt to influence any customer or potential customer of the Company located within the Territory to purchase goods or services which are competitive with those presently being offered by the Company from any person or entity other than the Company; or

          (c) employ, attempt to employ or solicit for employment in any position related to the conduct of the Business in the Territory any individual who is an employee of the Company at such time or was an employee of the Company during the year prior to such time;

provided that the foregoing will not apply to any investment in publicly traded securities constituting less than 5% of the outstanding securities in such class.

     8.   ENFORCEMENT.

          (a) Consultant represents to the Company that he is willing and able to engage in businesses other than Businesses within the Territory and that enforcement of the restrictions set forth in SECTION 7 would not be unduly burdensome to Consultant. The Company and Consultant acknowledge and agree that the restrictions set forth in SECTION 7 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, and Consultant agrees that that the Company is justified in believing the foregoing.

          (b) If the provisions of SECTION 7 are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographical area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

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          (c)  Consultant acknowledges and agrees that the Company would be irreparably harmed by any violation of Consultant's obligations under SECTIONS 6 and 7 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. If Consultant violates
SECTION 7, the period of time during which the provisions thereof are applicable will automatically be extended for a period of time equal to the time that Consultant began such violation until such violation permanently ceases.

     9. ENTIRE AGREEMENT. This Agreement embodies the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Consultant.

     10. NOTICE. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company's principal place of business, or (b) if to Consultant, to his residence or to his latest address then contained in the Company's records (or to such changed address as such person may subsequently give notice of in accordance herewith).

     IN WITNESS WHEREOF, the Company and Consultant have executed and delivered this Agreement as of the date first above written.

                                       SUIZA FOODS CORPORATION


                                       By:  /s/  GREGG L. ENGLES
                                          -----------------------------------
                                          Gregg L. Engles,
                                          Chairman of the Board

                                       /s/  CLETES O. BESHEARS
                                       --------------------------------------
                                       Cletes O. Beshears









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                                                                     EXHIBIT A

                                  COMPENSATION


1. On the date of this Agreement, the Company will pay Consultant $250,000 as a transaction fee in connection with the Company's acquisition of the assets of Dairy Fresh L.P.

2. During calendar year 1998, the Company will pay Consultant a retainer of $250,000, payable bi-weekly or semi-monthly in accordance with the payroll practices of the Company in effect from time to time. This retainer will be earned in full upon completion of the first acquisition introduced by Consultant to the Company during 1998 (but will nevertheless be paid bi-weekly or semi-monthly in accordance with the preceding sentence).

3. The Company will pay Consultant a transaction fee equal to one percent of the purchase price of each successful acquisition introduced to the Company by Consultant and completed during the Term. Prior to the end of the Term, the Company and Consultant will negotiate in good faith to agree on a list of pending or contemplated acquisitions introduced by Consultant for which Consultant would be entitled to receive a transaction fee following the Term, if such acquisitions are completed. Each transaction fee under this paragraph will be paid at the closing of the acquisition giving rise to such fee, except that the first $250,000 of fees earned during calendar year 1998 will be paid as provided in the preceding paragraph.






















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